SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Dehaier Medical Systems Limited

(Exact Name of Registrant as Specified in its Charter)

British Virgin Islands	Not Applicable
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

1223 Epoch Center, No. 31 Zi Zhu Yuan Road

Haidian District, Beijing

People’s Republic of China 100089

(8610) 5166-0080

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Shares, $0.002731 par value per share	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-163041

Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1.	Description of Registrant’s Securities to be Registered.

A description of the Common Shares to be registered hereunder is contained in the section entitled “Description of Share Capital” of the Prospectus included in the Registrant’s Registration Statement on Form S-1, No. 333-163041 (the “Registration Statement”), as filed with the Securities and Exchange Commission (the “Commission”) on November 12, 2009 and as amended on December 23, 2009, January 19, 2010, February 4, 2010, February 16, 2010, March 3, 2010 and March 12, 2010. The section containing this description is incorporated herein by reference.

Item 2.	Exhibits.

The following exhibits are filed as a part of this registration statement:

Exhibit Number	Description of Exhibit
3(i).1	Articles of Association of the Registrant(1)

3(ii).1	Memorandum of Association of the Registrant(2)

4.1	Specimen Share Certificate(3)

(1)	Incorporated by reference to Exhibit 3(i).1 to the Registrant’s Registration Statement dated December 23, 2009 on Form S-1 (333-163041)
(2)	Incorporated by reference to Exhibit 3(ii).1 to the Registrant’s Registration Statement dated December 23, 2009 on Form S-1 (333-163041)
(3)	Incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement dated January 19, 2010 on Form S-1 (333-163041)

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dehaier Medical Systems Limited

By:	/s/ Ping Chen
Ping Chen
Chief Executive Officer

Dated: March 16, 2010

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
3(i).1	Articles of Association of the Registrant(1)

3(ii).1	Memorandum of Association of the Registrant(2)

4.1	Specimen Share Certificate(3)

(1)	Incorporated by reference to Exhibit 3(i).1 to the Registrant’s Registration Statement dated December 23, 2009 on Form S-1 (333-163041)
(2)	Incorporated by reference to Exhibit 3(ii).1 to the Registrant’s Registration Statement dated December 23, 2009 on Form S-1 (333-163041)
(3)	Incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement dated January 19, 2010 on Form S-1 (333-163041)